THORNE HEALTHTECH ACQUIRES PRECON HEALTH

Acquisition of PreCon strengthens brain health portfolio and provides access to world-class scientific advisory board

NEW YORK – Feb. 3, 2023 – Thorne HealthTech, Inc. (“Thorne” or “Thorne HealthTech”) (NASDAQ: THRN), a leader in developing innovative solutions for a personalized approach to health and wellness, today announced it has acquired all of the outstanding stock of PreCon Health, Inc. (“PreCon”), a company focused on scientific discovery, innovation, and advancing safe and effective products that support healthy brain function. The acquisition was completed on January 31, 2023, for an aggregate purchase price of $5.0 million.

Thorne and PreCon first partnered together in 2021 to bring the first multi-ingredient dietary supplement formulated to support pre- and post-impact brain health, SynaQuell ™ and SynaQuell+ ™, to market.

“There is a significant need to continue developing solutions that address impact-related brain health,” said Paul Jacobson, CEO of Thorne HealthTech. “Our initial partnership with PreCon laid the foundation for the acquisition which now strengthens our brain health portfolio providing us with unparalleled access to brain health products, related IP for continued development, as well as PreCon’s top tier Medical and Scientific Advisory Board composed of expert physicians, researchers, retired military personnel, and former professional athletes – all committed to the brain health of athletes, military operators, and the general public. We look forward to continuing to work with PreCon's board and advisors on future research and product opportunities.”

“The goals were two-fold; first, develop a safe multi-ingredient formula backed by scientific rationale, a world-class medical, scientific and development advisory board, a best-in-class manufacturing company with a track record and commitment to scientific integrity and ingredient quality, and validation through rigorous research,” said Dr. David Dodick, Emeritus Professor at Mayo Clinic. “Second, and most important, be able to offer athletes who are at risk of head impacts, a safe and effective product. I couldn't be prouder of the milestones achieved thus far and am confident in Thorne's ability to maximize the potential of these products.”

For details on the recently completed and the ongoing clinical trials related to the effect of SynaQuell on brain function, being conducted at the Mayo Clinic, visit clinicaltrials.gov #s NCT05041192 and NCT05498818.

About Thorne HealthTech:

Thorne HealthTech is a leader in developing innovative solutions for delivering personalized approaches to health and wellness. As a science-driven wellness company that empowers individuals with the support, education, and solutions they need to achieve healthy aging – living healthier longer – Thorne utilizes testing and data to create improved product efficacy and to deliver personalized solutions to consumers, health professionals, and corporations. Predicated on the power of the individual, Thorne leverages artificial intelligence models to provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime. Thorne is the only supplement manufacturer that collaborates with Mayo Clinic on health and wellness research and content, and is trusted by more than five million customers, 46,000+ health-care professionals, thousands of professional athletes, more than 100 professional sports teams and multiple U.S. National Teams. For more information, visit Thorne.com.

About PreCon Health, Inc.:
PreCon Health, Inc. is principally focused on developing innovative solutions to address the unmet needs relative to brain health. PreCon is committed to advancing brain health research and establishing an ecosystem of safe, research-based brain health products in support of consumers, patients, healthcare providers, athletes, military personnel, and survivors of domestic violence. Additionally, PreCon has established a 501c3 non-profit foundation to support traumatic brain injury research and victims of domestic abuse who sustain traumatic brain injuries.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements related to Thorne HealthTech's acquisition of PreCon Health, Inc. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the parties' control, include risks described in the section entitled “Risk Factors” and elsewhere in Thorne HealthTech's filings made with the Securities and Exchange Commission, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, such statements should not be relied upon as predictions of future events. The events and circumstances reflected in forward-looking statements may not be achieved or occur and actual results could differ materially. Except as required by applicable law, Thorne HealthTech disclaims any obligation to update these forward-looking statements.

Media Contact

Media: media@thorne.com

Investors: investors@thorne.com

SOURCE: Thorne HealthTech, Inc.